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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                            ----------------------

                                    FORM 8-A

                             REGISTRATION STATEMENT

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                            ----------------------

                             BOSTON CHICKEN, INC.

             (Exact Name of Registrant as Specified in Its Charter)



          DELAWARE                                          36-3904053
   (State of Incorporation                               (I.R.S. Employer
       or Organization)                                 Identification No.)
                           14103 Denver West Parkway
                                 P.O. Box 4086
                          Golden, Colorado  80401-4086
                    (Address of Principal Executive Offices)

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       Securities to be registered pursuant to Section 12(b) of the Act:


                Title of Each Class        Name of Each Exchange on Which
                to be so Registered       Each Class is to be Registered
                -------------------       ------------------------------

                      NONE

       Securities to be registered pursuant to Section 12(g) of the Act:
                  Convertible Subordinated Debentures due 2004
                               (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
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          A description of the Convertible Subordinated Debentures due 2004 (the
"Debentures") to be registered hereunder, including all of the information required by Item 202 of Regulation S-K, is contained under the heading "Description of Debentures" in the prospectus included in the Registrant's Registration Statement on Form S-3 filed under the Securities Act of 1933 (Registration No. 333-22917), as amended from time to time, which description is incorporated herein by reference.

Item 2.  Exhibits.
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          1.   Form of Debenture (incorporated herein by reference to Exhibit
               4.20 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-22917)).

          2. Form of Indenture by and between Boston Chicken, Inc. and Bankers Trust Company, as Trustee (incorporated herein by reference to Exhibit 4.20 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-22917)).

          3. Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-71930)).

          4. Certificate of Amendment to Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 21, 1996.)

          5. Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-81001)).

          6. Copy of information contained under the heading "Description of Debentures" in the Prospectus included in the Registrant's Registration Statement on Form S-3 (Registration No. 333-22917) which constitutes the "Description of Debentures" which was on the date hereof incorporated by reference in response to Item 1 above.

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                                   SIGNATURE
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          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  April 16, 1997


                                    BOSTON CHICKEN, INC.



                                     By: /s/ Mark A. Link
                                        ------------------
                                           Mark A. Link
                                           Vice President-Financial Reporting